Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER BALANCED FUND

On August 10, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund (the “Fund”) purchased, slightly below par value, $170,000 in corporate bonds of Credit Suisse USA Inc. – CUSIP # 225434CH0 (the “Bonds”). The Bonds were purchased from Credit Suisse, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Credit Suisse received an underwriting commission of 2.01% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

BNP Paribas Group
Bank of NY Capital Markets
Citigroup
Credit Suisse
Fifth Third Securities
HSBC Securities
Key Bank Capital Markets
Mellon Financial Markets, LLC
Mitsubishi UFJ Securities
Santander Investment
SunTrust Robinson Humphrey
Trilon International
The Williams Capital Group

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 25, 2006.

Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER BALANCED FUND

On August 10, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund (the “Fund”) purchased, slightly below par value, $110,000 in corporate bonds of Bear Stearns – CUSIP # 073902ML9 (the “Bonds”). The Bonds were purchased from Bear Stearns, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Bear Stearns received an underwriting commission of 2.51% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

AG Edwards & Sons
Bank of America
BB&T Capital Markets
Bear Stearns
Charles Schwab
Citigroup
Edward D. Jones & Co.
Fidelity Capital Markets
Mellon Financial Markets, LLC
Morgan Stanley
UBS Financial
Wachovia Securities
Wells Fargo Brokerage
WM Financial Services

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Balanced Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 25, 2006.

Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER LIMITED TERM INCOME FUND

On September 14, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund (the “Fund”) purchased, slightly below par value, $115,000 in corporate bonds of Goldman Sachs – CUSIP # 38141GER1 (the “Bonds”). The Bonds were purchased from Goldman Sachs, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Goldman Sachs received an underwriting commission of 4.52% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

Bank of NY Capital Markets
BNP Paribas Group
Citigroup
Daiwa Securities
Fortis Securities
Goldman Sachs
HSBC Securities
JP Morgan
Mellon Financial Markets, LLC
Ramirez & Co.
RBS Greenwich Capital
Siebert Capital
SunTrust Robinson Humphrey
Wachovia Securities
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Limited Term Income Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 25, 2006.

Sub-Item 77O Rule 10f-3 Transactions
THE DREYFUS/LAUREL FUNDS, INC. DREYFUS PREMIER STRATEGIC INCOME FUND

On September 14, 2006, The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Strategic Income Fund (the “Fund”) purchased, at par value, $225,000 in corporate bonds of Anadarko Petroleum Corporation – CUSIP # 032511AW7 (the “Bonds”). The Bonds were purchased from Credit Suisse First Boston Bank (“Credit Suisse”), a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Credit Suisse received an underwriting commission of 3.50% per Bond. None of the other members received any economic benefit. The following is a list of the syndicate’s primary members:

Bank of America Securities
Bank of NY Capital Markets
BBVA Securities
BMO Capital Markets
BNP Paribas Group
Calyon Securities
Citigroup
Credit Suisse First Boston Bank
Deutsche Bank
DnB Nor Markets
Goldman Sachs
HVB Capital Markets
LaSalle Capital Markets
Mellon Financial Markets, LLC
Mitsubishi UFJ Securities
Morgan Stanley
RBC Capital Markets
RBS Greenwich Capital
Scotia Capital
Societe Generale
UBS Investment Bank
Wachovia Securities
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Directors of The Dreyfus/Laurel Funds, Inc. – Dreyfus Premier Strategic Income Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 25, 2006.

THE DREYFUS
CORPORATION

TO:	The Board Members of:
The Dreyfus/Laurel Funds, Inc.:
Dreyfus Premier Balanced Fund
Dreyfus Premier Limited Term Income Fund
Dreyfus Premier Strategic Income Fund
The Dreyfus/Laurel Funds Trust:
Dreyfus Premier Managed Income Fund
(each a “Fund”)

PROM:	James Bitetto /s/
Assistant General Counsel

DATE:	October 25, 2006

SUBJECT:	Review of Compliance with Rule 10f-3 Procedures

****************************************************************************************************

     At the October 26, 2006 Board meeting you will be asked to review certain transactions to determine whether such transactions were consistent with the Fund’s Rule 10f-3 procedures. The procedures will be available at the meeting.

     The attached 10f-3 approval forms, completed by the Fund’s portfolio managers, describe the transactions and attest to their compliance with various provisions of Rule 10f-3, including, among other things, that:

1.	the securities were either registered under the Securities Act of 1933, government securities, eligible municipal securities, securities sold in eligible Rule 144A offerings, or securities sold in eligible foreign offerings;

2.	the securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering;

3.	the securities were offered pursuant to a firm commitment underwriting;

4.	the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time; and

5.	the securities were purchased from a member of the syndicate other than the affiliated underwriter.

     A representative of Dreyfus will be available at the meeting to discuss any questions you may have regarding the transactions.

LEGAL DEPARTMENT

200 PARK AVENUE, NEW YORK, N.Y. 10166/TELEPHONE: 922-6000

Board Group V 7/1/06-9/30/06
Rule 10f-3 –Summary (Affiliated Underwriters)
Fund	Manager	Are there applicable	IF YES,	Total Value of	Primary
	Firm	transactions to	Certification attached	Securities Purchased by	Portfolio Manager
		report?	from Manager that all	Fund from Affiliated
			transactions are in	Underwriter
		If Yes, detail	compliance with	(% of total net assets)
		attached from	board-approved
		Manager	procedure

Money Market Funds

Dreyfus Institutional Government MM	Dreyfus	No			Patricia A. Larkin
Fund

Dreyfus Institutional Prime MM Fund	Dreyfus	No			Patricia A. Larkin

Dreyfus Institutional US Treasury	Dreyfus	No			Patricia A. Larkin
MM Fund

Dreyfus Money Market Reserves	Dreyfus	No			Patricia A. Larkin

Dreyfus U.S. Treasury Reserves	Dreyfus	No			Patricia A. Larkin

~~Municipal Money Market Funds~~

Dreyfus Municipal Reserves	Dreyfus/Mellon	No			J. Christopher Nicholl

Dreyfus BASIC CA Municipal MM	Dreyfus	No			Joseph Irace
Fund

Dreyfus BASIC MA Municipal MM	Dreyfus/Mellon	No			John F. Flahive
Fund

Dreyfus BASIC NY Municipal MM	Dreyfus	No			Joseph Irace
Fund

Balanced Funds

Joseph Darcy\Fayez S.
Dreyfus Tax Managed Balanced Fund	Dreyfus/Fayez	No			Sarofim

Fixed Income Funds

Dreyfus Bond Market Index Fund	Dreyfus/Standish	No			Jon Uhrig

Dreyfus High Yield Strategies Fund	Dreyfus/Standish	No			Jon Uhrig

Dreyfus Premier International Bond	Dreyfus/Standish	No			Thomas Fahey
Fund

Dreyfus Premier Limited Term High	Dreyfus/Standish	No			Jon Uhrig
Yield Fund

Dreyfus Premier Limited Term	Dreyfus/Standish	YES	V	0.30%	Christopher M.
Income Fund					Pellegrino

Dreyfus Premier Managed Income	Dreyfus/Standish	YES	V	0.49%	Kent J. Wosepka
Fund

Dreyfus Premier Strategic Income	Dreyfus/Standish	YES	V	1.41%	Kent J. Wosepka
Fund

Equity Funds

Dreyfus BASIC S&P 500 Stock Index	Dreyfus/ MEA	No			Thomas J. Durante
Fund

Dreyfus Disciplined Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon

Dreyfus Premier Balanced Fund	Dreyfus/Standish	YES	V	0.21%	John Jares

Dreyfus Premier Core Equity Fund	Fayez	No			Fayez S. Sarofim

Dreyfus Premier Core Value Fund	Dreyfus/TBCAM	No			William E. Costello

Dreyfus Premier Equity Income Fund	Dreyfus/MEA	No			Jocelin A. Reed

Dreyfus Premier Large Company	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Stock Fund

Dreyfus Premier Midcap Stock Fund	Dreyfus/MEA	No			John R. O’Toole

Dreyfus Premier Small Cap Value	Dreyfus/MEA	No			Adam T. Logan
Fund

Dreyfus Premier Tax Managed	Fayez	No			Fayez S. Sarofim
Growth Fund

RULE 10f-3 Transactions

Dreyfus Premier Balanced		
Reporting Period	6/01/06-09/30/06	
Total Net Assets	134,314,800	
Portfolio Manager	Catherine Powers	

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Credit Suisse USA Inc	225434CH0	New Issue	Credit Suisse	Credit Suisse	8/10/06	Corporate	170,000	99.62	169,356	2.01%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	BNP Paribas; BNY Capital Markets; Citigroup; Fifth Third Securities; HSBC Securities; Keybanc Capital Markets; Mitsubishi UFJ Securities; Santander Investment; SunTrust Robinson Humphrey; Trilon International; The Williams Capital Group	8/16/06	Aa3/AA-/AA-	750,000,000	0.02%	0.13%	2.93%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[signature]	DATE	10/16/06

RULE 10f-3 Transactions

Dreyfus Premier Balanced

Reporting Period	6/01/06-09/30/06
Total Net Assets	134,314,800

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Bear Stearns	073902ML8	New Issue	Bear Stearns	Bear Stearns	8/10/06	Corporate	110,000	99.61	109,570	2.51%
			Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
			MFM	AG Edwards & Sons; Bank of America; BB&T Capital Markets; Charles Schwab; Citigroup; Edward D. Jones & Co; Fidelity Capital Markets; Morgan Stanley; UBS Financial; Wachovia Securities; Wells Fargo Brokerage; WM Financial Services	8/17/06	A1/A/A+	750,000,000	0.01%	0.08%	3.35%
					Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
					yes	yes	yes	yes	no	yes

Certification

The Advisor certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Cathy Powers	DATE	10/16/06

RULE 10f-3 Transactions

Dreyfus Premier Limited Term Income

Reporting Period	6/01/06-09/30/06
Total Net Assets	38,441,000

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Goldman Sachs	38141GER1	New Issue	Goldman Sachs	Goldman Sachs	9/14/06	Corporate	115,000	99.66	114,607	4.52%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	Bank of New York; BNP Paribas; Citigroup; Daiwa Securities; Fortis Securities; HSBC Securities; JP Morgan; Ramirez & Co; RBS Greenwich; Siebert Capital; SunTrust Robinson Humphrey; Wachovia Securities; Wells Fargo	9/14/06	Aa3/A+/AA-	1,500,000,000	0.01%	0.30%	0.27%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Cathy Powers	DATE	10/16/06

D/LFI-
Dreyfus Premier Balanced Fund
Dreyfus Premier Limited Term Income Fund
Dreyfus Premier Strategic Income Fund

D/LFT-
Dreyfus Premier Managed Income Fund

PROPOSED RESOLUTION

RESOLVED, that the transaction(s) engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction(s).